                                                                    EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
CONTACT:      CRAIG HUFFAKER                        JIM STARK
              CHIEF FINANCIAL OFFICER      OR       DIRECTOR, INVESTOR RELATIONS
              402-479-8330                          402-479-8306


              TRANSCRYPT INTERNATIONAL REPORTS SECOND QUARTER LOSS
                       ANNOUNCES PLAN TO REDUCE WORKFORCE

LINCOLN, NEBRASKA, AUGUST 6, 1998 -- Transcrypt International, Inc. today announced a net loss of $5.0 million, or $.39 per share, on revenues of $13.9 million for the quarter ended June 30, 1998. For the comparable quarter in 1997, the net loss was $790,000, or $.09 per share, on revenues of $2.9 million. Of the $13.9 million in revenues for the second quarter of 1998, approximately $2.4 million of revenues were related to timing issues associated with the Company's restatement of the audited consolidated financial statements for the years ended December 31, 1997 and 1996.

For the six-month period ended June 30, 1998, the net loss was $3.7 million, or $.29 per share, on revenues of $35.9 million, compared to a net loss of $648,000, or $.07 per share, on revenues of $6.4 million for the same period in 1997. The increase in revenues was due primarily to revenues generated by the Company's subsidiary, E. F. Johnson Company, which was acquired on July 31, 1997. Approximately $5.9 million of revenues for the first six months of 1998 were related to timing issues as mentioned above.

During the quarter ended June 30, 1998, the Company experienced declining revenues from the first quarter of 1998 and incurred substantial costs primarily in connection with the audit and legal fees associated with the restatement of the Company's financial statements, severance payments, class action lawsuits, SEC investigation and Audit Committee investigation. The costs incurred in the second quarter of 1998 related to the above mentioned events were approximately $2.6 million.

Transcrypt Chairman and interim Chief Executive Officer John T. Connor said, "Customers' confidence was adversely affected by the delay in receipt of the 1997 audited consolidated financial statements and related events. As a result, our revenues for the quarter were down substantially from the first quarter of 1998. We believe customer confidence is returning to Transcrypt, but we need to take action to reduce our operating expenses."

                                   ---MORE---

To reduce expenses, the Company announced that it was implementing a plan to reduce its workforce by approximately 25%. Initially, the Company will offer a voluntary severance program to its employees, which will, among other things, provide outplacement services to those employees who choose to participate in the program. The Company anticipates that it will take a restructuring charge in the third quarter of 1998 of approximately $1.4 million in connection with the reduction in its workforce. "In view of our current situation, we will continue to evaluate initiatives to reduce costs and improve our overall financial performance," Connor added.

As a result of the loss in the second quarter of 1998, the Company was in default of the tangible net worth covenant under the Company's bank credit facility. The Company has received a waiver for this default and is working to amend the credit facility with its lender.

Transcrypt International, Inc., manufactures information security and wireless communication products that prevent the unauthorized interception on sensitive voice and data communication.

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD LOOKING STATEMENTS RELATE TO THE LEVEL OF CUSTOMER CONFIDENCE, THE EFFECT OF THE REDUCTION IN WORKFORCE PROGRAM AND THE ANTICIPATED RESTRUCTURING CHARGE IN THE THIRD QUARTER OF 1998. THESE FORWARD LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED, SUGGESTED OR IMPLIED BY THE FORWARD LOOKING STATEMENTS DUE TO THE NUMBER OF RISK FACTORS INCLUDING, BUT NOT LIMITED TO, THE TIMING OF AND THE COSTS INCURRED IN CONNECTION WITH THE REDUCTION IN WORKFORCE PROGRAM, THE IMPACT OF THE REDUCTION IN WORKFORCE PROGRAM ON THE COMPANY'S BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION AND LIQUIDITY AND OTHER RISKS DETAILED IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES & EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997.


                                   ---MORE---

TRANSCRYPT INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 1998 AND DECEMBER 31, 1997
(IN THOUSANDS)

                                                                                           JUNE 30,         DECEMBER 31,
                                                                                             1998                1997
                                                                                           ---------           ---------
                                                                                         (UNAUDITED)
              ASSETS
CURRENT ASSETS:
      CASH AND CASH EQUIVALENTS                                                            $  22,895           $  15,384
      INVESTMENTS                                                                              3,000              15,900
      ACCOUNTS RECEIVABLE, NET                                                                 9,970              16,008
      RECEIVABLES - OTHER                                                                        163                 785
      COST IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS                                      4,139                 942
      INVENTORY                                                                               19,593              18,363
      INCOME TAX RECOVERABLE                                                                     322               1,065
      PREPAID EXPENSES                                                                           955                 478
      DEFERRED TAX ASSETS                                                                      3,528               3,523
                                                                                           ---------           ---------

             TOTAL CURRENT ASSETS                                                             64,565              72,448

PROPERTY, PLANT AND EQUIPMENT, NET                                                            12,372              11,261
DEFERRED TAX ASSETS                                                                            6,497               4,504
INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION                                            17,267              18,029
OTHER ASSETS                                                                                     514                 452
                                                                                           ---------           ---------

                                                                                           $ 101,215           $ 106,694
                                                                                           =========           =========
              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
      REVOLVING LINE OF CREDIT                                                             $   9,117           $      --
      CURRENT PORTION OF LONG-TERM DEBT                                                          160               2,545
      ACCOUNTS PAYABLE                                                                         5,210               9,305
      BILLINGS IN EXCESS OF COST ON UNCOMPLETED CONTRACTS                                      4,965               6,696
      DEFERRED REVENUE                                                                         1,306               1,743
      ACCRUED EXPENSES                                                                         5,533               7,323
                                                                                           ---------           ---------

             TOTAL CURRENT LIABILITIES                                                        26,291              27,612

LONG-TERM DEBT, NET OF CURRENT PORTION                                                         2,592               2,758
DEFERRED REVENUE                                                                                 669                 934
                                                                                           ---------           ---------

                                                                                              29,551              31,304
                                                                                           ---------           ---------
STOCKHOLDERS' EQUITY:
      COMMON STOCK                                                                               129                 129
      ADDITIONAL PAID-IN CAPITAL                                                              90,315              90,315
      ACCUMULATED DEFICIT                                                                    (18,781)            (15,054)
                                                                                           ---------           ---------

                                                                                              71,663              75,390
                                                                                           ---------           ---------
                                                                                           $ 101,215           $ 106,694
                                                                                           =========           =========

                                          ---MORE---

TRANSCRYPT INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997
 (UNAUDITED) (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                              THREE MONTHS ENDED                              SIX MONTHS ENDED
                                                    JUNE 30,                                      JUNE 30,
                                       --------------------------------               --------------------------------
                                            1998               1997                       1998                1997
                                       ------------        ------------               ------------        ------------
                                                            (RESTATED)                                      (RESTATED)

REVENUES                               $     13,877              $2,915               $     35,865       $       6,427
COST OF SALES                                10,853               2,289                     23,763               3,561
                                       ------------        ------------               ------------        ------------

      GROSS PROFIT                            3,024                 626                     12,102               2,866
                                       ------------        ------------               ------------        ------------


OPERATING EXPENSES
    RESEARCH AND DEVELOPMENT                  2,703                 683                      4,741               1,316
    SALES AND MARKETING                       3,355                 731                      6,565               1,673
    GENERAL AND ADMINISTRATIVE                4,715                 651                      6,828               1,223
                                       ------------        ------------               ------------        ------------

      TOTAL OPERATING EXPENSES               10,773               2,065                     18,134               4,212
                                       ------------        ------------               ------------        ------------

      LOSS FROM OPERATIONS                   (7,749)             (1,439)                    (6,032)             (1,346)

OTHER INCOME                                     97                  --                        113                  --
INTEREST INCOME                                 174                 192                        568                 317
INTEREST EXPENSE                               (163)                (33)                      (262)                (82)
                                       ------------        ------------               ------------        ------------

      LOSS BEFORE INCOME TAXES               (7,641)             (1,280)                    (5,613)             (1,111)
BENEFIT FROM INCOME TAXES                    (2,598)               (490)                    (1,886)               (463)
                                       ------------        ------------               ------------        ------------

      NET LOSS                         $     (5,043)       $       (790)              $     (3,727)       $       (648)
                                       ============        ============               ============        ============



NET LOSS PER SHARE -
            BASIC AND DILUTED          $      (0.39)       $      (0.09)              $      (0.29)       $      (0.07)
                                       ============        ============               ============        ============

WEIGHTED AVERAGE COMMON SHARES -
            BASIC AND DILUTED            12,946,624           9,283,078                 12,946,624           8,991,412
                                       ============        ============               ============        ============